Exhibit 99.1

August 10, 2015

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2015 SECOND QUARTER FINANCIAL RESULTS

•	130 consecutive quarters of profitability

•	Completed merger with National Bancshares on June 19, 2015

•	Announced proposed merger with Tri-State 1st Banc, Inc. on June 24, 2015

•	Net income for quarter ended June 30, 2015 was $812 thousand compared to $2.2 million for most recent quarter

•	Costs related to acquisitions were $1.9 million pre-tax for the second quarter

•	Noninterest income increased 16.1% compared to same quarter in 2014

•	Non-performing assets to total assets remain at low levels, 0.54% at June 30, 2015

CANFIELD, Ohio (August 10, 2015) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and six months ended June 30, 2015.

Net income for the three months ended June 30, 2015 was $812 thousand, or $0.04 per diluted share, which compares to $2.4 million, or $0.13 per diluted share for the second quarter ended June 30, 2014. Excluding one-time expenses related to acquisition activities, net income would have been $2.4 million or $0.12 per share. In comparing the second quarter’s results to the most recent previous quarter, net income excluding acquisition activities increased $140 thousand or 6%.

Annualized return on average assets and return on average equity were 0.27% and 2.74% for the three month period ending June 30, 2015. Excluding the expenses related to acquisition activities, the annualized return on average assets and the annualized return on average equity would have been 0.82% and 8.33%, respectively.

Net income for the six months ended June 30, 2015 was $3.0 million or $0.16 per share, compared to $4.5 million or $0.24 per share for the same period in 2014. Excluding expenses related to acquisition activities, net income would have been $4.7 million or $0.25 per share.

Kevin J. Helmick, President and CEO, stated, “We are pleased to have closed our merger with National Bancshares Corporation (NBOH), and to have announced our proposed merger with Tri-State 1st Banc, Inc. (Tri-State) during the second quarter. We are also delighted to report that organic loan growth has increased 10% over the past twelve months, and that our level of noninterest income continues to improve.”

On June 19, 2015, Farmers announced that it had completed the merger of NBOH, the holding company for the First National Bank of Orrville. Immediately following the merger, First National Bank was merged into Farmers National Bank of Canfield (Farmers National Bank). This transaction resulted in the addition of $540 million in assets and 14 branch locations in Wayne, Medina and Stark counties in Ohio.

On June 23, 2015, Farmers entered into a merger agreement with Tri-State that calls for Tri-State to merge into a merger subsidiary of Farmers, and for Tri-State’s wholly-owned bank subsidiary, First National Community Bank, which operates 5 banking locations in Columbiana County in Ohio and Western Pennsylvania, to merge into Farmers National Bank. This transaction is expected to close during the fourth quarter of 2015, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Tri-State. At March 31, 2015, Tri-State had approximately $139 million in assets, which included $54.3 million of demand deposits with an overall cost of deposits of 0.19%. Under the terms of the agreement, shareholders of Tri-State will elect to receive either 1.747 shares of Farmers common stock or $14.20 per share in cash, subject to an overall limitation of 75% of the shares being exchanged for Farmers shares and 25% for cash.

2015 Second Quarter Financial Highlights

•	Loan growth

Total loans were $1.13 billion at June 30, 2015, compared to $637.8 million at June 30, 2014. Organic loan growth supplemented the increase from the NBOH acquisition, which amounted to $430 million. The organic increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, commercial and industrial and residential real estate loan portfolios. Loans now comprise 64.2% of the Bank’s average earning assets in 2015, an improvement compared to 58.5% in 2014. This improvement has resulted in a 13.8% increase in tax equated loan income from the second quarter of 2014 to the same quarter in 2015.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.54%. Early stage delinquencies also continue to remain at low levels, at $7.1 million or 0.63% of total loans at June 30, 2015. The allowance to non-performing loans ratio improved from 90.4% at June 30, 2014 to 91.3% at June 30, 2015.

•	Net interest margin

The net interest margin for the quarter ended June 30, 2015 was 3.66%, a 12 basis points increase from the quarter ended June 30, 2014. In comparing the second quarter of 2015 to the same quarter in 2014, asset yields increased 4 basis points, while the cost of interest-bearing liabilities decreased 10 basis points.

•	Noninterest income

Noninterest income increased 16.1% to $4.4 million for the quarter ended June 30, 2015 compared to $3.8 million in 2014. Retirement plan consulting fees increased $506 thousand or 186% in the current year’s quarter compared to the same quarter in 2014. Gains on the sale of mortgage loans increased $85 thousand or 120% and deposit account income also increased $58 thousand or 9.5% in comparing the same two quarters.

•	Noninterest expenses

The Company has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the second quarter of 2015 were $12.1 million. Excluding one-time expenses related to acquisition activities of $1.9 million, noninterest expenses were $10.2 million, representing an 8.5% increase over the prior year. Salaries and employee benefits increased $567 thousand, mainly from increases in health insurance costs and increased salaries and occupancy expenses increased $104 thousand as a result of an increase in the number of banking locations.

2015 Outlook

Mr. Helmick added, “We are excited about our recently announced merger with Tri-State. We believe that the combination of our Company with Tri-State, a strong community bank headquartered in East Liverpool, Ohio, will enhance our presence in Ohio and will serve as an entrance into the Pennsylvania market for Farmers. This transaction is an important step in the long-term strategy to expand our footprint and enhance profitability.”

Important Additional Information About the Merger.

In connection with the proposed merger, Farmers has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a proxy statement and a prospectus, as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF TRI-STATE AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, TRI-STATE, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.

The respective directors and executive officers of Farmers and Tri-State and other persons may be deemed to be participants in the solicitation of proxies from shareholders of Tri-State with respect to the proposed merger. Information regarding the directors and executive officers of Farmers is available in its proxy statement filed with the SEC on March 13, 2015. Information regarding directors and executive officers of Tri-State is available on its website at http://www.1stncb.com/. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and other relevant materials filed with the SEC when they become available.

Investors and security holders will be able to obtain free copies of the registration statement and other documents filed with the SEC by Farmers through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Farmers will be available free of charge on Farmers’ website at https://www.farmersbankgroup.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with more than $1.6 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 33 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Factors that may cause or contribute to these differences may also include, without limitation, the Company’s failure to integrate Tri-State and its subsidiary in accordance with expectations, and deviations from performance expectations related to Tri-State and its subsidiary. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2015	2015	2014	2014	2014	2015	2014	Change
Total interest income	$10,753	$9,999	$10,321	$10,413	$10,118	$20,752	$20,181	2.8%

Total interest expense	1,004	1,007	1,078	1,128	1,166	2,011	2,373	-15.3%

Net interest income	9,749	8,992	9,243	9,285	8,952	18,741	17,808	5.2%

Provision for loan losses	850	450	825	425	300	1,300	630	106.3%

Other income	4,409	4,037	4,193	3,880	3,797	8,446	7,230	16.8%

Other expense	12,087	9,751	9,867	9,776	9,378	21,838	18,519	17.9%

Income before income taxes	1,221	2,828	2,744	2,964	3,071	4,049	5,889	-31.2%
Income taxes	409	617	597	688	720	1,026	1,347	-23.8%

Net income	$812	$2,211	$2,147	$2,276	$2,351	$3,023	$4,542	-33.4%

Average shares outstanding	19,366	18,409	18,436	18,706	18,781	18,890	18,780
Pre-tax pre-provision income	$2,071	$3,278	$3,569	$3,389	$3,371	$5,349	$6,519
Basic and diluted earnings per share	0.04	0.12	0.12	0.12	0.13	0.16	0.24
Cash dividends	552	552	552	559	563	1,104	1,127
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.06	0.06
Performance Ratios
Net Interest Margin (Annualized)	3.66%	3.64%	3.63%	3.58%	3.54%	3.65%	3.55%
Efficiency Ratio (Tax equivalent basis)	81.03%	70.71%	71.20%	70.17%	69.68%	76.08%	69.77%
Return on Average Assets (Annualized)	0.27%	0.79%	0.75%	0.79%	0.83%	0.52%	0.80%
Return on Average Equity (Annualized)	2.74%	7.14%	6.91%	7.37%	7.85%	4.53%	7.74%
Dividends to Net Income	67.98%	24.97%	25.71%	24.56%	23.95%	36.55%	24.81%

Consolidated Statements of Financial Condition

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014
Assets
Cash and cash equivalents	$37,028	$26,929	$27,428	$28,294	$28,070
Securities available for sale	386,319	369,919	389,829	404,895	409,285

Loans held for sale	399	146	511	895	275
Loans	1,134,838	673,784	663,852	646,981	637,774
Less allowance for loan losses	7,286	7,723	7,632	7,333	7,356

Net Loans	1,127,552	666,061	656,220	639,648	630,418

Other assets	121,105	70,596	62,979	66,007	65,238

Total Assets	$1,672,403	$1,133,651	$1,136,967	$1,139,739	$1,133,286

Liabilities and Stockholders’ Equity
Deposits	$1,320,569	$909,408	$915,703	$913,000	$907,443
Other interest-bearing liabilities	155,591	80,338	87,517	90,649	93,807
Other liabilities	13,668	17,134	10,187	14,689	11,016

Total liabilities	1,489,828	1,006,880	1,013,407	1,018,338	1,012,266
Stockholders’ Equity	182,575	126,771	123,560	121,401	121,020

Total Liabilities and Stockholders’ Equity	$1,672,403	$1,133,651	$1,136,967	$1,139,739	$1,133,286

Period-end shares outstanding	25,672	18,409	18,409	18,559	18,781
Book value per share	$7.11	$6.89	$6.71	$6.54	$6.44
Tangible book value per share	5.57	6.42	6.23	6.02	5.91
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	12.61%	15.03%	N/A	N/A	N/A
Total Risk Based Capital Ratio (a)	13.20%	16.02%	16.48%	16.54%	16.60%
Tier 1 Risk Based Capital Ratio (a)	12.61%	15.03%	15.43%	15.52%	15.57%
Tier 1 Leverage Ratio (a)	9.27%	10.44%	10.03%	9.89%	9.87%
Equity to Asset Ratio	10.92%	11.18%	10.87%	10.65%	10.68%
Tangible Common Equity Ratio	8.76%	10.50%	10.17%	9.88%	9.89%
Net Loans to Assets	67.42%	58.75%	57.72%	56.12%	55.63%
Loans to Deposits	85.94%	74.09%	72.50%	70.86%	70.28%
Asset Quality
Non-performing loans	$7,984	$7,939	$8,481	$7,219	$8,140
Other Real Estate Owned	1,128	144	148	381	352
Non-performing assets	9,112	8,083	8,629	7,600	8,492
Loans 30 - 89 days delinquent	7,146	4,344	5,426	4,938	3,460
Charged-off loans	1,496	618	891	756	650
Recoveries	209	259	365	308	319
Net Charge-offs	1,287	359	526	448	331
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.71%	0.22%	0.33%	0.28%	0.21%
Allowance for Loan Losses to Total Loans	0.64%	1.15%	1.15%	1.13%	1.15%
Non-performing Loans to Total Loans	0.70%	1.18%	1.28%	1.12%	1.28%
Allowance to Non-performing Loans	91.26%	97.28%	89.99%	101.58%	90.37%
Non-performing Assets to Total Assets	0.54%	0.71%	0.76%	0.67%	0.75%

(a)	June 30, 2015 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014
Stockholders’ Equity	$182,575	$126,771	$123,560	$121,401	$121,020
Less Goodwill and other intangibles	39,569	8,646	8,813	9,768	9,960

Tangible Common Equity	$143,006	$118,125	$114,747	$111,633	$111,060

Reconciliation of Total Assets to Tangible Assets

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2015	2015	2014	2014	2014
Total Assets	$1,672,403	$1,133,651	$1,136,967	$1,139,739	$1,133,286
Less Goodwill and other intangibles	39,569	8,646	8,813	9,768	9,960

Tangible Assets	$1,632,834	$1,125,005	$1,128,154	$1,129,971	$1,123,326

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
Income before income taxes	$1,221	$2,828	$2,744	$2,964	$3,071	$4,049	$5,889
Provision for loan losses	850	450	825	425	300	1,300	630

Pre-tax, pre-provision income	$2,071	$3,278	$3,569	$3,389	$3,371	$5,349	$6,519